Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard T. O’Brien, Britt D. Banks, and Sharon E. Thomas each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of Newmont Mining Corporation) to the Annual Report on Form 10-K of Newmont Mining Corporation for the fiscal year ended December 31, 2006 and any amendments thereto and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 7th day of February, 2007.

Signature	Title
/s/ GLEN A. BARTON	Director
Glen A. Barton

/s/ VINCENT A. CALARCO Vincent A. Calarco	Director

/s/ NOREEN DOYLE Noreen Doyle	Director

/s/ VERONICA M. HAGEN Veronica M. Hagen	Director

/s/ MICHAEL S. HAMSON Michael S. Hamson	Director

/s/ PIERRE LASSONDE Pierre Lassonde	Director

/s/ ROBERT J. MILLER Robert J. Miller	Director

/s/ WAYNE W. MURDY Wayne W. Murdy	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ ROBIN A. PLUMBRIDGE Robin A. Plumbridge	Director

/s/ JOHN B. PRESCOTT John B. Prescott	Director

/s/ DONALD C. ROTH Donald C. Roth	Director

Signature	Title
/s/ SEYMOUR SCHULICH Seymour Schulich	Director

/s/ JAMES V. TARANIK James V. Taranik	Director

/s/ RICHARD T. O’BRIEN Richard T. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RUSSELL D. BALL Russell D. Ball	Vice President and Controller (Principal Accounting Officer)